Exhibit 3.aa

RESTATED

CERTIFICATE OF INCORPORATION

OF

RISDON CORPORATION

The original Certificate of Incorporation of Risdon Corporation was filed with the Secretary of State of Delaware on February 11, 1980. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

FIRST: The name of the Corporation is “Risdon Corporation”.

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations now or hereafter shall be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand, all of which are to be without par value.

FIFTH: The name and address of the incorporator is Robert O. Barberi, P.O. Box 520, Naugatuck, Connecticut 06770.

SIXTH: The bylaws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without assent or vote of the stockholders.

SEVENTH: Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of stock of the Corporation.

EIGHTH: Elections of directors need not be by ballot unless and to the extent that the bylaws so provide.

NINTH: A Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended. No repeal or modification of the foregoing provisions of this Article NINTH nor, to the fullest extent permitted by law, any modifications of law, shall adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner permitted by the General Corporation Law of the State of Delaware, as amended from time to time, and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reservation.

IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Incorporation of Risdon Corporation this 21st day of October, 1992.

RISDON CORPORATION

	By:	/s/ Paul J. Holderith
President
ATTEST:
/s/ Robert O. Barberi
Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE

OF INCORPORATION

OF

RISDON CORPORATION

RISDON CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

FIRST: That a Restated Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on December 17, 1992.

SECOND: That by written consent of the board of directors dated May 28, 1997, a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:

RESOLVED, that it is hereby proposed that Article FIRST of the Restated Certificate of Incorporation of the Company be amended so that the same as amended would read as follows:

FIRST: The name of the Corporation is “Risdon/AMS (USA), Inc.”

THIRD: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the stockholders of the Company by written consent dated May 28, 1997.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Rick H. Schofield, its President, this 28th day of May, 1997.

RISDON CORPORATION

By:	/s/ Rick H. Schofield
Rick H. Schofield
President

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF RISDON/AMS (USA),

FILED IN THE OFFICE OF THE SECRETARY OF

STATE OF DELAWARE ON MAY 29, 1997

Risdon/AMS (USA), Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. The name of the corporation is Risdon/AMS (USA), Inc.

2. That a Certificate of Amendment was filed with the Secretary of State of Delaware on May 29, 1997 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is in the listing of the first board of directors of the corporation.

4 The new name of the corporation was incorrectly stated as:

Risdon\AMS (USA), Inc.

Article Second was incorrectly stated and should be corrected as follows:

SECOND: That by written consent of the board of directors dated May 28, 1997. a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:

RESOLVED, That it is hereby proposed that Article FIRST of the Restated Certificate of Incorporation of the Company be amended so that the same as amended would read as follows:

FIRST: The name of the corporations is “Risdon-AMS (USA), Inc.”

IN WITNESS WHEREOF, said Risdon/AMS (USA), Inc. has caused this Certificate to be signed by William T. Gallagher, its Assistant Secretary, this 8th day of July, 1997.

RISDON/AMS (USA), INC.

By:	/s/ Rick H. Schofield
Name: Rick H. Schofield
Title: President

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTFICATE OF INCORPORATION

OF

RISDON-AMS (USA), INC.

Risdon-AMS (USA), Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

FIRST: That a Restated Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on December 17, 1992.

SECOND: That by written consent of the board of directors dated November 3, 2003, a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:

RESOLVED, that it is hereby proposed that Article FIRST of the Restated Certificate of Incorporation of the Company be amended so that the same as amended would read as follows:

FIRST: The name of the Corporation is “CROWN Risdon USA, Inc.”.

THIRD: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the stockholders of the Company by written consent dated November 3, 2003.

FOURTH: That this Certificate of Amendment of the Restated Certificate of Incorporation shall be effective on January 1, 2004.

FIFTH: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Stephen Pearlman, its President, this 31st day of November, 2003.

RISDON-AMS (USA), INC.

By:	/s/ Stephen Pearlman
Stephen Pearlman
President

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTFICATE OF INCORPORATION

OF

CROWN RISDON USA, INC.

CROWN Risdon USA, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

FIRST: That a Restated Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on December 11, 2003.

SECOND: That by written consent of the board of directors dated February 6th, 2007, a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:

RESOLVED, that it is hereby proposed that Article FIRST of the Restated Certificate of Incorporation of the Company be amended so that the same as amended would read as follows:

FIRST: The name of the Corporation is “CR USA, Inc.”

THIRD: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the stockholders of the Company by written consent dated February 6th, 2007.

FOURTH: That this Certificate of Amendment of the Restated Certificate of Incorporation shall be effective upon filing.

FIFTH: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by William T. Gallagher, its Vice President & Secretary, this 6th day of February, 2007.

CR USA, Inc.

By:	/s/ William T. Gallagher
William T. Gallagher
Vice President and Secretary